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                                                               EXHIBIT (a)(1)(D)
                           OFFER TO PURCHASE FOR CASH
                                       BY
                              TB WOOD'S CORPORATION
                                       OF
                    UP TO 750,000 SHARES OF ITS COMMON STOCK
            AT A PURCHASE PRICE NOT GREATER THAN $7.50 NOR LESS THAN
  $5.00 PER SHARE THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE
               AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY,
                SEPTEMBER 6, 2005, UNLESS THE OFFER IS EXTENDED.
                                                                  August 9, 2005
To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:
     In connection with the offer to purchase for cash up to 750,000 shares of common stock, $0.01 par value per share (the "common stock"), at a price, net to the seller in cash (subject to applicable withholding of United States federal, state and local taxes), without interest, not greater than $7.50 nor less than $5.00 per share, specified by such shareholders, upon the terms and subject to the conditions set forth in the Offer to Purchase dated Tuesday, August 9, 2005 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold shares of common stock registered in your name or in the name of your nominee.
      Enclosed with this letter are copies of the following documents:

         1.       Offer to Purchase dated Tuesday, August 9, 2005;

         2. Letter of Transmittal for your use in accepting the Offer and tendering shares of common stock and for the information of your clients;

         3. A form of letter that may be sent to your clients for whose account you hold shares of common stock in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

         4. Notice of Guaranteed Delivery with respect to shares of common stock;

         5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;

         6. Return envelope addressed to American Stock Transfer & Trust Company as the Depositary; and

         7.       Letter to shareholders from the Chief Executive Officer of TB
                  Wood's.


         CERTAIN CONDITIONS TO THE OFFER ARE DESCRIBED IN SECTION 7 OF THE OFFER TO PURCHASE.

         WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, SEPTEMBER 6, 2005, UNLESS THE OFFER IS EXTENDED.

         In all cases, payment for shares of common stock accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the certificates for (or a timely book-entry confirmation (as defined in the Offer to Purchase) with respect to) such shares, (2) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an agent's message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending on when certificates for shares of common stock or book-entry confirmations with respect to shares of common stock are actually received by the depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES OF COMMON STOCK REGARDLESS OF ANY EXTENSION OF, OR AMENDMENT TO, THE OFFER OR ANY DELAY IN PAYING FOR SUCH SHARES. TB WOOD'S DIRECTORS AND EXECUTIVE OFFICERS HAVE INDICATED THAT THEY DO NOT INTEND TO TENDER ANY OF THEIR OWN SHARES OF COMMON STOCK IN THE TENDER OFFER AS MORE SPECIFICALLY DISCUSSED IN SECTION 11 OF THE OFFER TO PURCHASE.
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         TB Wood's will not pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and the Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of shares of common stock pursuant to the Offer. However, TB Wood's will, on request, reimburse you for customary mailing and handling expenses incurred by you in forwarding copies of the enclosed Offer materials to your clients.

         Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.

                             Very truly yours,

                             TB Wood's Corporation

NOTHING CONTAINED IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF TB WOOD'S, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.